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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-30851 of Dura Pharmaceuticals, Inc. on Form S-3 of our report dated January 20, 1997, incorporated by reference in the Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP


San Diego, California
July 14, 1997